AS FILED WITH THE SECURITIES AND EXCHANGE
                          COMMISSION ON DECEMBER 30, 2002.
                                                     REGISTRATION NO.: 333-
===========================================================================
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549

                               -------------

                                  FORM S-8
                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                               -------------

                            GRUPO TELEVISA, S.A.
           (Exact name of Registrant as specified in its charter)

      UNITED MEXICAN STATES                                      NONE
         (State or other                                   (I.R.S. Employer
          jurisdiction                                   Identification No.)
 of incorporation or organization)

                         ------------------------

   AV. VASCO DE QUIROGA, NO. 2000                   DONALD J. PUGLISI
          COLONIA SANTA FE                        PUGLISI & ASSOCIATES
         01210 MEXICO, D.F.                   850 LIBRARY STREET, SUITE 204
               MEXICO                                 P.O. BOX 885
         (52) (555) 261-2000                     NEWARK, DELAWARE 19715
  (Address and telephone number of                   (302) 738-6680
       Registrant's principal                 (Name, address and telephone
      executive offices) (Zip Code)            number of agent for service

                         ------------------------

                   GRUPO TELEVISA, S.A. STOCK OPTION PLAN
                          (Full Title of the Plan)

                         ------------------------

                                 COPIES TO:
          JOSEPH A. STERN, ESQ.                  JUAN SEBASTIAN MIJARES ORTEGA
           KENNETH ROSH, ESQ.                        GRUPO TELEVISA, S.A.
FRIED, FRANK, HARRIS, SHRIVER & JACOBSON      AVENIDA VASCO DE QUIROGA, NO. 2000
           ONE NEW YORK PLAZA                         01210 MEXICO, D.F.
        NEW YORK, NEW YORK 10004                            MEXICO
             (212) 859-8000                         (52) (555) 261-2000

                         ------------------------


                              CALCULATION OF REGISTRATION FEE
   =====================================================================================
                                    AMOUNT       PROPOSED     PROPOSED MAXIMUM    AMOUNT
                                    TO BE         MAXIMUM        AGGREGATE          OF
       TITLE OF EACH CLASS OF     REGISTERED  OFFERING PRICE   OFFERING PRICE   REGISTRATION
     SECURITIES TO BE REGISTERED     (1)      PER UNIT (1)(2)      (1)(2)          FEE
   -------------------------------------------------------------------------------------------
   Series A Shares, without par
   value (3)(4)................       1,850,000    $29.04        $53,724,000.00      $4,943.00
   Series L Shares, without par
   value (3)(4)................       1,450,000    $29.04        $42,108,000.00      $3,874.00
   Series D Shares, without par
   value (3)(4) ...............       1,450,000    $29.04        $42,108,000.00      $3,874.00
   -------------------------------------------------------------------------------------------
   Total.......................       4,750,000                                     $12,691.00
   ===========================================================================================

(1) This represents (i) the maximum aggregate projected amount of securities issuable under the Grupo Televisa, S.A. Stock Option Plan through December 31, 2008 and (ii) such indeterminate amount of securities that may be issued pursuant to the Grupo Televisa, S.A.
      Stock Option Plan in the event of a stock dividend, stock split, recapitalization or other similar event.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act, based on the average of the high and low prices of the Registrant's Global
      Depositary Shares ("GDSs") on the New York Stock Exchange on December
      23, 2002.
(3) Ordinary Participation Certificates ("CPOs"), each representing financial interests in, and limited voting rights with respect to, one Series A Share, one Series L Share and one Series D Share issuable upon deposit of the Series A Shares, Series L Shares and Series D Shares registered hereby have been registered under a separate registration statement on Form F-6 (Registration No.
      33-71810). GDSs evidenced by Global Depositary Receipts issuable upon deposit of such CPOs have also been registered under the same registration statement on Form F-6. Each GDS represents twenty CPOs.

(4) All of the Series A Shares, Series L Shares and Series D Shares registered pursuant to this registration statement on Form S-8 have been or will be issued in the form of CPOs.

===========================================================================

                             TABLE OF CONTENTS


                                                                          PAGE
                                                                          ----

PART I

Item 1.  Plan Information....................................................3
Item 2.  Registrant Information and Employee Plan Annual Information.........3

PART II

Item 3.  Incorporation of Documents by Reference.............................3
Item 4.  Description of Securities...........................................4
Item 5.  Interests of Named Experts and Counsel..............................4
Item 6.  Indemnification of Directors and Officers...........................4
Item 7.  Exemption from Registration Claimed.................................4
Item 8.  Exhibits............................................................4
Item 9.  Undertakings........................................................5

                                   PART I


            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


ITEM 1.   PLAN INFORMATION.*


ITEM 2.   REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.*


     * The documents containing information specified by Part I of this Registration Statement have been or will be delivered to participants in the Grupo Televisa, S.A. Stock Option Plan (the "Plan") as specified in Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the "SEC") under the Securities Act. These documents are not required to be filed with the SEC but constitute (along with the documents incorporated by reference into this Registration Statement pursuant to Item 3 of Part II hereof) a prospectus that meets the requirements of Section 10(a) of the Securities Act.

     In this Registration Statement, all references to "Televisa," "we," "us" and words of similar effect refer to Grupo Televisa, S.A., a sociedad anonima, or limited liability stock corporation, organized under the laws of Mexico, and its restricted and unrestricted consolidated subsidiaries, unless the context otherwise requires.


                                  PART II


             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE.


     The following documents filed with, or submitted to, the SEC by the Registrant pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this Registration
Statement:

     (a) our annual report on Form 20-F for the fiscal year ended December 31, 2001, dated June 7, 2002 (SEC File No. 1-12610); and

     (b) the description of our GDSs, CPOs, Series A Shares, Series L Shares and Series D Shares contained in our Registration Statement on Form 8-A, dated November 23, 1993 (SEC File No. 1-12610), and any amendment or report filed for the purpose of updating such descriptions.

     All documents subsequently filed by the Registrant or the Plan, as the case may be, pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, and any Form 6-K during such period or portions thereof that are identified in such forms as being incorporated into this Registration Statement, shall be deemed to be incorporated by reference and shall be deemed a part of this Registration Statement from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference in this Registration Statement and to be a part hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in this Registration Statement or in any other subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES.

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL.

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

          Under Mexican law, when an officer or director of a corporation acts within the scope of his or her authority, the corporation will answer for any resulting liabilities or expenses. In addition, the Shareholders' Meeting of Televisa has expressly resolved that Televisa will indemnify and hold harmless each of its directors against liabilities incurred in connection with the distribution of the securities registered under this Registration Statement. Televisa has also entered into indemnification agreements with certain of its officers and directors. These indemnification agreements require Televisa to indemnify and advance expenses to any officer and/or director a party thereto to the fullest extent permitted by applicable law.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED.

          Not applicable.

ITEM 8.  EXHIBITS.

    EXHIBIT NUMBER               DESCRIPTION OF EXHIBITS
    --------------               -----------------------

         4.1 -- Amended and Restated Bylaws (Estatutos Sociales) of the Registrant, dated as of April 30, 2002, including a translation into English (previously submitted to the Securities and Exchange Commission as an Exhibit to the Registrant's Annual Report on Form 20-F for the year ended December 31, 2001 and incorporated herein by reference).

         5.1 -- Opinion of Mijares, Angoitia, Cortes y Fuentes, S.C. as to the legality of the CPOs, the Series A Shares, the Series L Shares and the Series D Shares underlying such CPOs.

        23.1 --  Consents of PricewaterhouseCoopers.

        23.2 -- Consent of Mijares, Angoitia, Cortes y Fuentes, S.C. (included in Exhibit 5.1).

        24.1 -- Power of Attorney is included in the signature pages to this Registration Statement.

ITEM 9.   UNDERTAKINGS.

          (a) The undersigned Registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                   (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                   (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                   (iii) To include any material information with respect
                         to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to
     Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to
           Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Mexico City, Mexico on December 30, 2002.

                                   GRUPO TELEVISA, S.A.



                                    By:  /s/Rafael Carabias Principe
                                        ---------------------------------------
                                        Name:  Rafael Carabias Principe
                                        Title: Vice President of Administration



                                    By:  /s/Jorge Lutteroth Echegoyen
                                        ---------------------------------------
                                         Name:  Jorge Lutteroth Echegoyen
                                         Title: Controller and Vice President

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Alfonso de Angoitia Noriega, Rafael Carabias Principe, Jorge Lutteroth Echegoyen and Juan Sebastian Mijares Ortega and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date first above indicated:


         SIGNATURE                            TITLE


   /s/Emilio Azcarraga Jean            Director,   Chairman   of   the   Board,
   ---------------------------------   President and Chief Executive Officer
   Emilio Azcarraga Jean


   /s/Maria Asuncion Aramburuzabala
         Larregui
   ---------------------------------   Director and Vice Chairwoman of the Board
   Maria Asuncion Aramburuzabala
         Larregui



   ---------------------------------   Director
          Juan Abello Gallo



   /s/Alfonso de Angoitia Noriega
   ---------------------------------   Director,  Executive  Vice President and
      Alfonso de Angoitia Noriega      Chief Financial Officer


   /s/Julio Barba Hurtado
   ---------------------------------   Director
         Julio Barba Hurtado


   /s/Jose Antonio Baston Patino
   ---------------------------------   Director
      Jose Antonio Baston Patino


   /s/Ana Patricia Botin O'Shea
   ---------------------------------   Director
      Ana Patricia Botin O'Shea


   /s/Manuel Jorge Cutillas Covani
   ---------------------------------   Director
     Manuel Jorge Cutillas Covani


   /s/Jaime Davila Urcullu
   ---------------------------------   Director
         Jaime Davila Urcullu


   /s/Carlos Fernandez Gonzalez
   ---------------------------------   Director
      Carlos Fernandez Gonzalez


   /s/Bernardo Gomez Martinez
   ---------------------------------   Director
       Bernardo Gomez Martinez


   /s/Claudio X. Gonzalez Laporte
   ---------------------------------   Director
      Claudio X. Gonzalez Laporte


   /s/Roberto Hernandez Ramirez
   ---------------------------------   Director
      Roberto Hernandez Ramirez


   /s/Enrique Krauze Kleinbort
   ---------------------------------   Director
       Enrique Krauze Kleinbort



   ---------------------------------   Director
      German Larrea Mota Velasco


   /s/Jorge Lutteroth Echegoyen
   ---------------------------------   Controller
       Jorge Lutteroth Echegoyen


   /s/Gilberto Perezalonso Cifuentes
   ---------------------------------   Director
    Gilberto Perezalonso Cifuentes


   /s/Alejandro Quintero Iniguez
   ---------------------------------   Director
     Alejandro Quintero Iniguez



   ---------------------------------   Director
     Fernando Senderos Mestre



   ---------------------------------   Director
      Enrique F. Senior Hernandez


   /s/Lorenzo H. Zambrano Trevino
   ---------------------------------   Director
      Lorenzo H. Zambrano Trevino

                   SIGNATURE OF AUTHORIZED REPRESENTATIVE

     Pursuant to the requirements of the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of Grupo Televisa, S.A., has signed this Registration Statement on Form S-8 in the City of Newark, State of Delaware on December 30, 2002.


         SIGNATURE                            TITLE


   /s/Donald J. Puglisi
   ---------------------------------   Authorized Representative in the United
     Donald J. Puglisi                 States